UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2019

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture, Notes and Guarantees

On February 22, 2019, Fortive Corporation (“Fortive”) issued $1.4375 billion in aggregate principal amount of its 0.875% Convertible Senior Notes due 2022 (the “Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Notes were sold in a private placement to certain initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued pursuant to an indenture (the “Indenture”), dated February 22, 2019, between Fortive, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the guarantors party thereto. The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by four of Fortive’s wholly-owned domestic subsidiaries (the “Guarantees”). Under the Indenture, the Notes will be senior unsecured obligations of Fortive, and the Notes and the Guarantees will rank equally in right of payment with all of Fortive’s and the guarantors’ existing and future liabilities that are not subordinated, but will effectively rank junior to any secured indebtedness of Fortive and the guarantors to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all of the existing and future obligations, including trade payables, of Fortive’s subsidiaries that do not guarantee the Notes.

The Notes will bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes will mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible into shares of Fortive’s common stock at an initial conversion rate of 9.3777 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $106.64 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 32.5% to the $80.48 per share closing price of Fortive’s common stock on February 19, 2019. Upon conversion of the Notes, holders will receive cash, shares of Fortive’s common stock, or a combination thereof, at Fortive’s election. Fortive’s current intention is to settle such conversions through cash up to the principal amount of the converted Notes and, if applicable, through shares of common stock of Fortive for conversion value, if any, in excess of the principal amount of the converted Notes.

Prior to November 15, 2021, the Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time until the close of business on the business day immediately preceding the maturity date of the Notes.

The conversion rate is subject to customary anti-dilution adjustments. If certain corporate events described in the Indenture occur prior to the maturity date, the conversion rate will be increased for a holder that elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes. If Fortive undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require Fortive to repurchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid additional interest up to but excluding the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable.

Fortive intends to use the net proceeds from the offering to fund a portion of the cash consideration payable for, and certain costs associated with, Fortive’s pending acquisition of the Advanced Sterilization Products business (“ASP”) from Ethicon, Inc., a subsidiary of Johnson & Johnson. If the acquisition of ASP is not completed, Fortive will use the net proceeds of the offering for working capital and other general corporate purposes, which may include, without limitation, the funding of potential future acquisitions, capital expenditures, investments in or loans to Fortive’s subsidiaries, refinancing of outstanding indebtedness, share repurchases, dividends and satisfaction of other obligations.

The above description of the Indenture, the Notes and the Guarantees is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Amendment to Term Loan and Revolving Credit Facilities

In connection with the offering of the Notes, on February 21, 2019, Fortive entered into amendments to its Credit Agreement, dated as of August 22, 2018, among Fortive, Bank of America, N.A., as Administrative Agent, and the lenders referred to therein, and to its Credit Agreement, dated as of November 30, 2018, among Fortive and certain of its subsidiaries from time to time party thereto, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein. The amendments exclude the Guarantees from the limitations on subsidiary indebtedness under the Credit Agreements.

The above description of the amendments to the Credit Agreements is a summary only and is qualified in its entirety by reference to the amendments attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Notes were sold to the Initial Purchasers in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Fortive does not intend to file a shelf registration statement for the resale of the Notes, any common stock issuable upon conversion of the Notes, or the Guarantees. Additional information pertaining to the Notes, any shares of common stock issuable upon conversion of the Notes, and the Guarantees is set forth in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture (including form of Notes) with respect to Fortive Corporation’s 0.875% Convertible Senior Notes due 2022, dated as of February 22, 2019, among Fortive Corporation, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Amendment No. 1 to Term Loan Credit Agreement, dated as of February 21, 2019, among Fortive Corporation, Bank of America, N.A., as Administrative Agent, and the lenders referred to therein

10.2	Amendment No. 1 to Revolving Credit Agreement, dated as of February 21, 2019, among Fortive Corporation, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: February 22, 2019